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EXHIBIT 15.2

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Amendment No. 2 to the Registration Statement (Form F-3/A No. 333-110470) of Coca-Cola Hellenic Bottling Company S.A. and in the related Prospectus of our report dated March 21, 2003, with respect to the consolidated financial statements of Coca-Cola Hellenic Bottling Company S.A. as at December 31, 2002 and for each of the two fiscal years in the period then ended included in this Annual Report (Form 20-F) for the year ended December 31, 2003.

/s/ ERNST & YOUNG Athens, Greece June 25, 2004

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Consent of Independent Registered Public Accounting Firm